UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:   December 30, 2009

CHINA XD PLASTICS COMPANY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	333-134073	04-3836208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 9 Qinling Road, Yingbin Road Centralized Industrial Park Harbin Development Zone, Heilongjiang, China
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

150078
(Zip Code)

86-451-84346600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2009, the Board of Directors (the “Board”) of China XD Plastics Company Limited (the “Company”) approved its 2010 Executive Compensation Program which set forth cash and stock compensation of the Company’s executives and directors, including the Company’s named executive officers as follows:

Compensation for Mr. Jie Han, the Company’s Chief Executive Officer

For the fiscal year 2010, Mr. Han shall be entitled to a base salary of $146,500 and option award to purchase up to 150,000 shares of the Company’s common stock at the per share exercise price of $8.01, under the Company’s 2009 Stock Option/Stock Issuance Plan registered on From S-8 (the “Plan”). One-third of the stock options shall vest on the every anniversary of the grant date over a three year period. In addition, Mr. Han may receive a discretionary bonus as determined by the Compensation Committee of the Board at the end of the fiscal year.

Compensation for Mr. Taylor Zhang, the Company’s Chief Financial Officer

For the fiscal year 2010, Mr. Zhang shall be entitled to a base salary of $108,000 and option award to purchase up to 75,000 shares of the Company’s common stock at the per share exercise price of $8.01 under the Plan. One-third of the stock options shall vest on the every anniversary of the grant date over a three year period. In addition, Mr. Zhang may receive a discretionary bonus as determined by the Compensation Committee of the Board at the end of the fiscal year.

Compensation for Mr. Qingwei Ma, the Company’s Chief Operating Officer

For the fiscal year 2010, Mr. Ma shall be entitled to a base salary of $73,200 and option award to purchase up to 75,000 shares of the Company’s common stock at the per share exercise price of $8.01, under the Plan. One-third of the stock options shall vest on the every anniversary of the grant date over a three year period. In addition, Mr. Ma may receive a discretionary bonus as determined by the Compensation Committee of the Board at the end of the fiscal year.

Compensation for the Company’s Directors

The Company’s employee directors receive no additional compensation for their services to the Company as directors, including the Chairman of the Board of Directors.

For fiscal year 2010, all non-employee directors who reside in China shall receive annual cash compensation of RMB 36,000 (approximately $5,300) and all non-employee directors who reside outside of China shall receive annual cash compensation of $36,000.  In addition, each non-employee directors shall receive after the anniversary of their appointments to the Company, a stock award equal to a number of shares of the Company’s common stock valued at $50,000 for those who reside outside of China and RMB50,000 (approximately $7,350) for those who reside in China, based on the market value of the common stock at the time of the stock award and such stock award shall vest on the first anniversary of the grant date. The Company has repurchase rights on the unvested shares of the stock award.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2010

China XD Plastics Company Limited

By:	/s/ Jie Han
Name: Jie Han Title: Chief Executive Officer